EXHIBIT 10.1
AMENDMENT NO. 1
TO
EXACT SCIENCES CORPORATION
2019 OMNIBUS LONG-TERM INCENTIVE PLAN
    This AMENDMENT NO. 1 (the “Amendment”) amends the 2019 OMNIBUS LONG TERM INCENTIVE PLAN (the “Existing Plan”; as amended hereby, the “Plan”) of EXACT SCIENCES CORPORATION, a Delaware corporation (the “Company”).
Statement of Purpose
    The Existing Plan was originally approved by the Company’s Board of Directors (the “Board”) on April 24, 2019, and by the Company’s stockholders on July 25, 2019, upon which date it became effective. Under Section 5.2 of the Existing Plan, the Board may amend the Existing Plan at any time, contingent on the approval of the stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. The Board has determined that it is in the best interests of the Company to amend the Existing Plan in order to increase the number of shares of Common Stock issuable under the Plan by 14,000,000 shares and, in connection with the amendment to the Plan to increase the number of shares available for issuance under the Plan, to prohibit any dividends or dividend equivalent rights with respect to unvested outstanding awards. This Amendment was approved by the Board on April 27, 2022.
NOW, THEREFORE, the Existing Plan is hereby amended as follows:
1.     Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.
2.     Amendments to Existing Plan.
a.    The first two sentences of Section 4.1 – Authorized Number of Shares are hereby deleted in their entirety and replaced with the following:
“Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be (i) 13,829,582; plus (ii) effective June 9, 2022, 14,000,000.  Subject to adjustments in accordance with Section 15 hereof, all 27,829,582 of such shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.”
b.    Section 17.12 - Dividend Equivalent Rights is hereby amended by adding the following sentence at the end of this section:
“Notwithstanding the foregoing nor any other provision herein to the contrary, no dividends or dividend equivalent rights shall be paid to, accrue to or credited to the account of any Grantee in respect of unvested shares of Common Stock covered by an Award.”
3.     Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
4.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.
5.     Effective Date. This Amendment shall be effective upon receipt of approval by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on June 9, 2022, and shall be subject to and contingent upon receipt of such approval.
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